Exhibit 24.1
                               POWER OF ATTORNEY

     WHEREAS, Sterling Electronics Corporation, a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 (the "Registration Statement"), including any amendments thereto as may be required by the SEC pursuant to the Act and the rules and regulations of the SEC promulgated thereunder, along with any and all exhibits and other documents having relation thereto, which filing will be in connection with the registration of approximately (i) 315,000 shares of Common Stock, par value $0.50 per share, of the Company for issuance to certain employees and directors of the Company pursuant to the Sterling Electronics Corporation 1996 Employee Stock Purchase Plan and (ii) grant of nonqualified stock options to purchase 367,500 shares of common stock to two executive officers of the company.

     NOW THEREFORE, the undersigned, in their capacities as directors or officers or both, as the case may be, of the Company, do hereby appoint Messrs. Ronald S. Spolane and Mac McConnell, or either of them severally, their true and lawful attorney or attorneys, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name, place, and stead in the capacity as a director, officer, or both, as the case may be, of the Company, the Registration Statement and any and all amendments to such Registration Statement, and all instruments necessary of incidental in connection therewith and to file the same with the SEC. Each of the attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS  WHEREOF,  the  undersigned  have  executed  this  instrument in
multiple  original   counterparts  as  of  the  23rd  day  of  December,   1996.

     /s/ LEON WEBB, JR.                 /S/ HERSCHEL G. MALTZ
     --------------------------         -----------------------------
     Leon Webb, Jr.                     Herschel G. Maltz

     /S/ S. M. LAMBERT                  /S/ DAVID A. SPOLANE
     __________________________         _____________________________
     S. M. Lambert, Ph. D.              David A. Spolane

     /S/ DAVID R. TOOMIM                /S/ RONALD S. SPOLANE
     __________________________         _____________________________
     David R. Toomim                    Ronald S. Spolane

     /S/ MAC MCCONNELL                  /S/ JAY H. GOLDING
     __________________________         _____________________________
     Mac McConnell                      Jay H. Golding